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Exhibit 11 - Computation of Earnings Per Common Share


                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                    Computation of Earnings Per Common Share
                  (Dollars in thousands, except per-share data)
                                   (Unaudited)

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

Computation of Basic Earnings Per Common                           Three Months Ended
  Share for Statements of Operations:                                  March 31,
-----------------------------------------                    ----------------------------
                                                                 1999               1998
                                                                 ----               ----
Net income                                                   $    37,340       $    39,894
                                                             -----------       -----------
                                                             -----------       -----------
Weighted average common shares outstanding                    83,613,296        90,914,027
                                                             -----------       -----------
                                                             -----------       -----------
Basic earnings per common share                              $       .45       $       .44
                                                             -----------       -----------
                                                             -----------       -----------
Computation of Diluted Earnings Per Common
  Share for Statements of Operations:
-----------------------------------------
Net income                                                   $    37,340       $    39,894
                                                             -----------       -----------
                                                             -----------       -----------
Weighted average number of common shares outstanding
  adjusted for effect of dilutive securities:
    Weighted average common shares outstanding used
      in basic earnings per common share calculation          83,613,296        90,914,027
    Net dilutive effect of:
        Stock option plans                                       198,303           391,541
        Restricted stock plans                                   284,400           510,912
                                                              -----------       -----------

                                                              84,095,999        91,816,480
                                                             -----------       -----------
                                                             -----------       -----------
Diluted earnings per common share                             $      .44        $      .43
                                                             -----------       -----------
                                                             -----------       -----------
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